EXHIBIT 1

Execution Copy

$100,000,000

SUNRISE ASSISTED LIVING, INC.

5 1/4% Convertible Subordinated Notes due February 1, 2009

PURCHASE AGREEMENT

January 24, 2002

CREDIT SUISSE FIRST BOSTON CORPORATION
ROBERTSON STEPHENS, INC.
FIRST UNION SECURITIES, INC.,
   As Representatives of the Several Purchasers,
      c/o Credit Suisse First Boston Corporation,
         Eleven Madison Avenue,
            New York, N.Y. 10010-3629

Dear Sirs:

        1.     Introductory. Sunrise Assisted Living, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the “Purchasers”) U.S. $100,000,000 principal amount of its 5 1/4% Convertible Subordinated Notes due February 1, 2009 (the “Firm Securities”) and, at the election of the Purchasers, an aggregate of up to an additional $25,000,000 principal amount (“Optional Securities”) of its 5 1/4% Convertible Subordinated Notes due February 1, 2009 (the Firm Securities and the Optional Securities which the Purchasers may elect to purchase pursuant to Section 3 hereof are herein collectively called the “Offered Securities”), each to be issued under an indenture, to be dated as of January 30, 2002 (the “Indenture”), between the Company and First Union National Bank, as Trustee, on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933 (the “Securities Act”), and hereby agrees with the several Purchasers as follows:

        The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement of even date herewith among the Company and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company agrees to file a registration statement with the Securities Exchange Commission (the “Commission”) registering the resale of the Offered Securities and the Underlying Shares, as hereinafter defined, under the Securities Act.

        2.     Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

(a) A preliminary offering circular (together with the Exchange Act Reports (as defined below), the “Preliminary Offering Circular”) and an offering circular (together with the Exchange Act Reports, the “Offering Circular”) relating to the Offered Securities has been prepared by the Company. On the date of this Agreement, the Preliminary Offering Circular and the Offering Circular do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Preliminary Offering Circular or the Offering Circular based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation (“CSFBC”) specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. The Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and which are incorporated by reference in the Offering Circular, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(c) Each subsidiary, as defined under the Securities Act (“subsidiary”), of the Company has been duly incorporated or organized, as the case may be, and is an existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate, partnership or limited liability company (as applicable) and other) to own its properties and conduct its business as described in the Offering Circular; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, partnership or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock or interests, as the case may be, of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or interests, as the case may be, of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except (i) for those encumbrances disclosed in the Offering Circular, (ii) for interests or liens held by others as security for indebtedness of the Company or any subsidiary disclosed in the Offering Circular, (iii) to the extent provided in the applicable partnership agreement or operating agreement and (iv) for transfer restrictions under applicable federal and state securities laws and real estate syndication laws.

(d) The Indenture has been duly authorized by the Company; the Offered Securities have been duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Offering Circular and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e) When the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, such Offered Securities will be convertible into the shares of common stock (“Underlying Shares”) of the Company in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding Underlying Shares have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Circular; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares. The outstanding shares of such Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Circular. Except as disclosed in the Offering Circular, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale, liens or other agreements entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any of its subsidiaries. Other than as contemplated by the Registration Rights Agreement, no person or entity has any right to require the Company to register shares of Common Stock or any other security of the Company under the Securities Act.

(f) Except as disclosed in the Offering Circular, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment.

(g) Assuming the accuracy of the representations and warranties in Section 4 of this Agreement,no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company or any of its subsidiaries for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company, except for the order of the Commission declaring the Shelf Registration Statement (as defined in the Registration Rights Agreement) effective and except for the filing of a notice of sale on Form D as required by Rule 503 of Regulation D of the Securities Act.

(h) The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(i) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company.

(j) Except as disclosed in the Offering Circular, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them (other than stock or other ownership interests in subsidiaries of the Company, which are the subject of the representation in paragraph (c) above); and except as disclosed in the Offering Circular, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(k) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except for those certificates, authorities or permits the failure to possess of which would not individually or in the aggregate have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(l) Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws, partnership agreement, operating agreement or other governing document(s). Neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, except for any such defaults that, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in material violation of any order, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over any of their respective property. Neither the Company nor any of its subsidiaries is in violation of any law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries, which violation would have a Material Adverse Effect.

(m) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(n) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(o) Except as disclosed in the Offering Circular, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(p) Except as disclosed in the Offering Circular, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement, or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(q) The financial statements included in the Offering Circular present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Circular, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offering Circular provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(r) Except as disclosed in the Offering Circular, since the date of the latest audited financial statements included in the Offering Circular there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Circular, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(s) The Company is subject to and is in material compliance with the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(t) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Circular, will not be an “investment company” as defined in the Investment Company Act.

(u) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(v) Assuming the accuracy of the representations and warranties in Section 4 of this Agreement, the offer and sale of the Offered Securities by the Company to the several Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(w) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(x) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) Ernst & Young LLP are independent public accountants with respect to the Company as required by the Securities Act.

        3.     Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof plus accrued interest from January 30, 2002 to the First Closing Date (as hereinafter defined) the respective principal amounts of Firm Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

        The Company will deliver against payment of the purchase price the Firm Securities in the form of one or more permanent global Securities in definitive form (the “Firm Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Circular. Subject to the terms and conditions herein set forth, payment for the Firm Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company at the office of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004 at 10:00 A.M. (New York time), on January 30, 2002, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the “First Closing Date”, against delivery to the Trustee as custodian for DTC of the Firm Global Securities representing all of the Firm Securities. The Firm Global Securities will be made available for checking at the above office at least 24 hours prior to the First Closing Date.

        In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of this Agreement the Purchasers may purchase all or less than all of the Optional Securities at the purchase price per principal amount of Offered Securities (including any accrued interest thereon to the related Optional Closing Date) to be paid for the Firm Securities. The Company agrees to sell to the Purchasers the principal amount of Optional Securities specified in such notice and the Purchasers agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Purchaser in the same proportion as the principal amount of Firm Securities set forth opposite such Purchaser’s name in Schedule A hereto bears to the total principal amount of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Purchasers only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company.

        Each time for the delivery of and payment for the Optional Securities, being herein referred to as the “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by CSFBC on behalf of the several Purchasers but shall not be later than seven full business days after written notice of election to purchase Optional Securities is given. The Company will deliver against payment of the purchase price the Optional Securities being purchased on each Optional Closing Date in the form of one or more permanent global Securities in definitive form (each, an “Optional Global Security”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Payment for such Optional Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company at the office of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004, against delivery to the Trustee as custodian for DTC of the Optional Global Securities representing all of the Optional Securities being purchased on such Optional Closing Date.

        4.     Representations by Purchasers; Resale by Purchasers.

        (a)  Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

        (b)  Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of their distribution at any time and (ii) otherwise until the later of the commencement of the offering and the latest Closing Date, only in accordance with Rule 144A (“Rule 144A”) under the Securities Act.

        (c)  Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

        (d)  Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

        5.     Certain Agreements of the Company. The Company agrees with the several Purchasers that:

(a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Circular and will not effect such amendment or supplementation without CSFBC’s consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers any event occurs as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(b) The Company will furnish to CSFBC copies of the Preliminary Offering Circular, the Offering Circular and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(d) During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Securities.

(e) During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

(f) During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(g) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement including (i) the fees and expenses of the Trustee and its professional advisers, (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Securities, the Indenture, the Preliminary Offering Circular, the Offering Circular and all amendments and supplements to such documents, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities, (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) of The Nasdaq Stock Market, Inc. and any expenses incidental thereto, (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities, (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, (vi) for any fees charged by investment rating agencies for the rating of the Securities, and (vii) for expenses incurred in distributing the Preliminary Offering Circular, the Offering Circular and all amendments and supplements to such documents to the Purchasers. The Company will reimburse the Purchasers for all travel expenses of the Purchasers and the Company’s officers and employees and any other reasonable expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

(h) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(i) For a period of 90 days after the date of this Agreement, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or any shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company or warrants or other rights to purchase shares of Common Stock of the Company, without the prior written consent of CSFBC, or publicly disclose the intention to make any such offer, sale, pledge or disposition, except (i) the filing of the Shelf Registration Statement contemplated by the Registration Rights Agreement, (ii) issuances by the Company of Underlying Shares upon conversion of the Offered Securities, (iii) issuances by the Company of shares of Common Stock upon conversion of its outstanding 5 1/2% convertible subordinated notes due 2002, (iv) grants by the Company of employee stock options pursuant to the terms of plans existing and in effect on the date hereof, (v) issuances by the Company of shares of Common Stock pursuant to the exercise of employee stock options outstanding on the date hereof and (vi) issuances by the Company of shares of Common Stock pursuant to the Company’s employee stock purchase plan existing and in effect on the date hereof. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Offered Securities to the Purchasers.

(j) In connection with the sale of the Offered Securities to the Purchasers the Company will file the notice on Form D required by Rule 503 under the Securities Act within the time required by such Rule and otherwise in compliance with such Rule. A copy of such notice shall be furnished promptly to CSFBC.

        6.     Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Firm Securities on the First Closing Date and for the Optional Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Purchasers shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder (“Rules and Regulations”) and to the effect that:

(i) In their opinion the financial statements examined by them and included in the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Offering Circular;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

(B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Offering Circular; or

(C) for the period from the closing date of the latest income statement included in the Offering Circular to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income or in the total or per share amounts of consolidated net income or in the ratio of earnings to fixed charges;

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Circular (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers, including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers including CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(c) The Purchasers shall have received an opinion, dated such Closing Date, of Hogan & Hartson L.L.P., counsel for the Company, that:

(i) The Company is validly existing as a corporation and in good standing as of the date of the certificate specified in the opinion under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in the Offering Circular; and the Company is authorized to transact business as a foreign corporation in the states and as of the dates of the certificates specified in the opinion;

(ii) Each of Sunrise Assisted Living Management, Inc., Sunrise Development, Inc., Sunrise Assisted Living Investments, Inc., Karrington Operating Company, Inc. and Karrington Health Inc. is validly existing as a corporation and in good standing as of the date of the certificates specified in the opinion under the laws of the jurisdiction of its incorporation, with corporate power and corporate authority to own its properties and conduct its business as described in the Offering Circular; and each such entity is authorized to transact business as a foreign corporation in the states and as of the dates of the certificates specified in the opinion; all of the issued and outstanding capital stock of each such entity has been duly authorized, is validly issued, fully paid and nonassessable and is owned of record by the Company;

(iii) Sunrise Assisted Living Limited Partnership and is validly existing as a limited partnership and in good standing as of the date of the certificate specified in the opinion under the laws of the State of Virginia, and has the limited partnership power and the limited partnership authority to own its properties and conduct its business as described in the Offering Circular; and such entity is registered as a foreign limited partnership under the laws of the states and as of the dates specified in the opinion; all of the general and limited partnership interests in such entity are owned by the Company, directly or indirectly through one or more subsidiaries;

(iv) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether enforcement is considered in a proceeding at law or in equity);

(v) the Offered Securities have been duly authorized by the Company and conform in all material respects to the description thereof contained in the Offering Circular; the Offered Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor in accordance with this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether enforcement is considered in a proceeding at law or in equity);

(vi) The Offered Securities are convertible into Common Stock of the Company in accordance with the terms of the Indenture; the shares of such Common Stock initially issuable upon conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of such Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Circular; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Common Stock;

(vii) No approval or consent of, or registration or filing with, any federal government agency or with the office of the Secretary of State of the State of Delaware is required to be obtained or made by the Company under Applicable Federal Law (as defined in such opinion) or the Delaware General Corporation Law in connection with the execution, delivery and performance on the Closing Date by the Company of this Agreement and the Registration Rights Agreement, except such as may be required under federal securities statutes and regulations (certain matters with respect to which are addressed elsewhere in the opinion) and state securities or “blue sky” law (as to which such counsel need not express any opinion);

(viii) The execution, delivery and performance by the Company on the date hereof or on the Closing Date, as the case may be, of the Indenture, this Agreement and the Registration Rights Agreement do not (i) violate the Delaware General Corporation Law or the certificate of incorporation or bylaws of the Company, (ii) to our knowledge, violate any court or administrative order, judgment, or decree that names the Company or any of its subsidiaries and is specifically directed to it, its subsidiaries or any of its or their property, or (iii) violate any applicable provisions of Applicable Federal Law, or (iv) breach or constitute a default under any agreement, instrument or contract identified on Schedule B to this Agreement;

(ix) The statements made in the Offering Circular under the caption “The need to comply with government regulation of assisted living facilities may increase our costs of doing business and increase our operating costs” (last paragraph only), insofar as they purport to summarize certain provisions of the federal Medicare and Medicaid statutes and regulations, are accurate summaries in all material respects of the provisions purported to be summarized therein.

(x) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company; and

(xi) Based upon and assuming the truth and accuracy of the representations and warranties contained in Section 2 (other than those contained in Section 2(v)) and Section 4 of this Agreement, and assuming the due performance of the covenants and agreements of the Company and the Purchasers contained in this Agreement, and assuming the truth and accuracy of the representations and warranties deemed to be made by purchasers of the Offered Securities contained in the Offering Circular, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Purchasers under this Agreement, or in connection with the initial resale of the Offered Securities by the Purchasers in accordance with this Agreement, to register the Offered Securities, or the Underlying Shares, under the Securities Act, or to qualify the Indenture under the Trust Indenture Act; it being understood that no opinion is expressed with respect to any resale of the Offered Securities, or the Underlying Shares, subsequent to such initial resale thereof by the Purchasers.

In giving its opinion required by Section 6(c), such counsel shall additionally state that, while such counsel has not undertaken to determine independently, and does not assume any responsibility for, the accuracy, completeness, or fairness of the statements in the Offering Circular (except as otherwise expressly provided in such opinion), no facts have come to their attention which cause such counsel to believe that (i) the Offering Circular, as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) there are any legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries that would be required to be disclosed in a Registration Statement on Form S-3 that are not so described or referred to in the Offering Circular; provided that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express any views as to the financial statements and supporting schedules and other financial information and data included in or incorporated by reference in or omitted from the Offering Circular or as to the information contained under the caption “Notice to Canadian Residents” in the Offering Circular. In making the foregoing statement, such counsel may state that the statement is based upon such counsel’s participation in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with the Purchasers and their representatives during the course of preparation of the Offering Circular and such counsel’s activities as counsel to the Company in connection with the Offering Circular.

The Purchasers shall have also received an opinion, dated such Closing Date, of the Company’s Vice President and Corporate Counsel that the statements made in the Offering Circular under the captions “Our failure to comply with financial covenants contained in debt instruments could result in the acceleration of the related debt” and “Early termination of our management services agreements could cause a loss in revenues,” insofar as they purport to summarize (a) certain financial covenants and cross-default provisions in the Company’s $300 million construction line of credit and (b) certain provisions contained in the Company’s management services agreements with third parties and contained in management services agreements previously entered into in connection with the Company’s completed sale/long-term manage back transactions, respectively, are accurate summaries in all material respects of the provisions purported to be summarized therein.

(d) The Purchasers shall have received from Alston & Bird LLP, counsel for the Purchasers, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Purchasers shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Circular there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Circular or as described in such certificate.

(f) The Purchasers shall have received a letter, dated such Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(g) The Purchasers shall have received, on or prior to the date of this Agreement, lockup letters from each of the executive officers and directors of the Company.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

     7.     Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, or any amendment or supplement thereto, or any Preliminary Offering Circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Offering Circular the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Offering Circular (exclusive of any material included therein but not attached thereto) if the Company had previously furnished copies thereof to such Purchaser.

        (b)  Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, or any amendment or supplement thereto, or any Preliminary Offering Circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of (i) the following information in the Preliminary Offering Circular and the Offering Circular furnished on behalf of each Purchaser: the third, ninth, tenth and eleventh paragraphs under the caption “Plan of Distribution” and the first sentence of the sixteenth paragraph under the caption “Plan of Distribution”; and (ii) the following information in the Preliminary Offering Circular and the Offering Circular furnished on behalf of First Union Securities, Inc.: the final paragraph under the caption “Plan of Distribution”; provided however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

        (c)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault or failure to act by or on behalf of any indemnified party.

        (d)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

        (e)  The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

        8.     Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate principal amount of the Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities that the Purchasers are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Purchasers agreed but failed to purchase on such Closing Date. If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities that the Purchasers are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement shall not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

        9.     Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

        10.     Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Sunrise Assisted Living, Inc., 7902 Westpark Drive, McLean, Virginia 22102, Attention: Julian Myers Benton, Esq.; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

        11.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

        12.     Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.

        13.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        14.     Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

        The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

SUNRISE ASSISTED LIVING, INC.

By: /s/ Larry E. Hulse

Name:	Larry E. Hulse
Title:	Senior Vice President and Chief Financial Officer

The foregoing Purchase Agreement is hereby
  confirmed and accepted as of the date first above
  written.

CREDIT SUISSE FIRST BOSTON CORPORATION
ROBERTSON STEPHENS, INC.
FIRST UNION SECURITIES, INC.

By:  CREDIT SUISSE FIRST BOSTON CORPORATION

By:        /s/ Joseph D. Fashano
Name:   Joseph D. Fashano
Title:     Director

Acting on behalf of themselves and as Representatives
  of the several Purchasers

SCHEDULE A

Principal Amount of
Purchaser	Firm Securities

Credit Suisse First Boston Corporation	$60,000,000
Robertson Stephens, Inc.	30,000,000
First Union Securities, Inc.	10,000,000

Total	$100,000,000

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SCHEDULE B

1.	All agreements, instruments and contracts listed as item 10 exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 30, 2001, and to any of the Exchange Act Report filed since then through the Closing Date.
2.	Purchase and Sale Agreement dated September 27, 2001 between Sunrise Ivey Ridge Assisted Living Limited Partnership and Christopher Place at Ivey Ridge, Inc.
3.	Purchase and Sale Agreement dated September 27, 2001 between Sunrise East Cobb Assisted Living Limited Partnership and Christopher Place at East Cobb, Inc.
4.	Transaction Agreement dated December 28, 2001 between Sunrise Assisted Living, Inc., the Facility Owners (as defined therein) and US Assisted Living Facilities, Inc.
5.	Surprise/Inova Strategic Alliance Agreement dated August 12, 1998 between Sunrise Assisted Living, Inc. and Inova Health System Services, Inc.
6.	Revised Affiliation Agreement dated July 1, 1998 between Sunrise Assisted Living, Inc. and Jefferson Health System, Inc.
7.	Limited Partnership Agreement for Sunrise Assisted Living Holdings, L.P. dated September 24, 2001 between Sunrise Assisted Living Investments, Inc., as general partner and various limited partners.
8.	Limited Partnership Agreement for Sunrise Assisted Living Holdings II, L.P. dated December 27, 2001 between Sunrise Assisted Living Investments, Inc., as general partner, and Sunrise Assisted Living, Inc. and Sunset OPCO II, L.P., as limited partners.
9.	AL II Investments, LLC Amended and Restated Operating Agreement dated March 31, 1999 between Sunrise Assisted Living Investments, Inc. and RECP Assisted Living Investments, L.L.C.
10.	AL III Investments, LLC Amended and Restated Operating Agreement dated June 30, 1999 between Sunrise Assisted Living Investments, Inc. and RECP Assisted Living Investments III, L.L.C.
11.	AL IV Investments, LLC Amended and Restated Operating Agreement dated December 31, 1999 between Sunrise Assisted Living Investments, Inc., DLJ Real Estate Capital Partners II, L.P. and DLJ Real Estate Exchange Capital Partners II, L.P.
12.	AL V Investments, LLC Operating Agreement dated December 15, 2000 between Sunrise Assisted Living Investments, Inc. and Gurnee, LLC.
13.	AL One Investments, LLC Amended and Restated Operating Agreement dated June 29, 2001 Sunrise Assisted Living Investment AEW Senior Housing Company, LLC.
14.	Guaranty dated February 15, 1996 between General Electric Capital Corporation and Sunrise Terrace, Inc. (predecessor to Sunrise Assisted Living Management, Inc.)
15.	Master Credit Facility dated November 29, 2001 among Sunrise Parma Assisted Living, LLC (“Sunrise Parma”), Sunrise Wilton Assisted Living, LLC (“Sunrise Wilton”); Sunrise Wall Assisted Living, L.L.C. (“Sunrise Wall”); Sunrise Weston Assisted Living, L.P. (“Sunrise Weston”) Sunrise Riverside and Glaser Financial Group Inc. (“Glaser”).
16.	First Reaffirmation and Joinder Agreement dated January 16, 2002 among Sunrise Parma, Sunrise Wilton, Sunrise Wall, Sunrise Weston, Sunrise Riverside, Sunrise Raleigh Assisted Living LLC and Sunrise Bath Assisted Living, L.L.C.
17.	First Amendment to Master Credit Facility dated January 16, 2002 among Sunrise Parma, Sunrise Wilton, Sunrise Wall, Sunrise Weston, Sunrise Riverside, Sunrise Raleigh Assisted Living LLC and Sunrise Bath Assisted Living, L.L.C.
18.	Variable Facility Note dated November 29, 2001 among Sunrise Wilton, Sunrise Weston, Sunrise Wall and Sunrise Parma and Glaser.
19.	Form of Multifamily Mortgage, Assignment of Rents and Security Agreement dated November 29, 2001 between each of Sunrise Weston, Sunrise Parma, Sunrise Wall, and Sunrise Wilton, and Glaser.
20.	Form of Second Multifamily Mortgage, Assignment of Rents and Security Agreement dated November 29, 2001 between each of Sunrise Parma, Sunrise Wall, and Sunrise Wilton, Sunrise Weston and Glaser.

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21.	Form of Second Mortgage/Deed of Trust Guaranty, dated November 29, 2001 between each of Sunrise Parma, Sunrise Wall, and Sunrise Wilton, Sunrise Weston and Glaser.
22.	Guaranty dated November 29, 2001 between Sunrise Assisted Living, Inc. and Glaser relating to the credit facility among Sunrise Parma, Sunrise Wilton, Sunrise Wall, Sunrise Weston, Sunrise Riverside, and Glaser.
23.	Variable Facility Note dated November 29, 2001 between Sunrise Riverside and Glaser in the amount of $5,670,000.
24.	Multifamily Deed of Trust, Assignment of Rents and Security Agreement dated November 29, 2001 between Sunrise Riverside and Glaser.
25.	Second Multifamily Deed of Trust, Assignment of Rents and Security Agreement dated November 29, 2001 between Sunrise Riverside and Glaser.
26.	Second Mortgage/Deed of Trust Guaranty (California), dated November 29, 2001 between Sunrise Riverside and Glaser.
27.	Multifamily Note dated October 18, 2001 between Sunrise Bloomingdale Assisted Living, LLC (“Sunrise Bloomingdale”) and Glaser in the amount of $11,625,000, including the Acknowledgement and Agreement of Key Principal to Personal Liability for Exceptions to Non-Recourse Liability executed by Sunrise Assisted Living, Inc. and delivered in connection with the Sunrise Bloomingdale Multifamily Note.
28.	Multifamily Mortgage, Assignment of Rents, and Security Agreement (Illinois) dated October 18, 2001 between Sunrise Bloomingdale and Glaser.
29.	Multifamily Note dated October 18, 2001 between Sunrise Misson Veijo Assisted Living, LLC (“Sunrise Misson Veijo”) and Glaser in the amount of $11,700,000, including the Acknowledgement and Agreement of Key Principal to Personal Liability for Exceptions to Non-Recourse Liability executed by Sunrise Assisted Living, Inc. and delivered in connection with the Sunrise Mission Veijo Multifamily Note.
30.	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (California) dated October 18, 2001 between Sunrise Mission Viejo and Glaser.
31.	Multifamily Note dated October 18, 2001 between Sunrise Northville Assisted Living, L.L.C. (“Sunrise Northville”) and Glaser in the amount of $10,050,000, including the Acknowledgement and Agreement of Key Principal to Personal Liability for Exceptions to Non-Recourse Liability executed by Sunrise Assisted Living, Inc. delivered therewith.
32.	Amended and Restated Multifamily Note dated December 21, 2001 between Sunrise of Alexandria Assisted Living, L.P. (“Sunrise Alexandria”) and GMAC Commercial Mortgage Corporation (“GMAC”) in the amount of $8,750,000, including the Acknowledgment and Agreement of Key Principal to Personal Liability for Exceptions to Non-Recourse Liability executed by Sunrise Assisted Living Investments, Inc. delivered therewith.
33.	Amended and Restated Multifamily Deed of Trust, Assignment of Rents and Security Agreement (Virginia) dated December 21, 2001 between Sunrise Alexandria and GMAC.
34.	Promissory Note dated September 28, 2000 executed by Sunrise Pinehurst Assisted Living Limited Partnership (“Pinehurst”) and First National Bank of Omaha in the amount of $10,200,000.
35.	Loan Agreement dated September 28, 2000 between Pinehurst and First National Bank of Omaha.
36.	Commercial Continuing Guaranty Agreement dated September 28, 2000 between Sunrise Assisted Living, Inc. and First National Bank of Omaha.
37.	Promissory Note dated July 28, 2000 executed by Sunrise Holly Assisted Living Limited Partnership (“Sunrise Holly”) and First National Bank of Omaha in the amount of $8,000,000.
38.	Loan Agreement dated July 28, 2000 between Sunrise Holly and First National Bank of Omaha.
39.	Commercial Continuing Guaranty Agreement dated July 28, 2000 between Sunrise Assisted Living, Inc. and First National Bank of Omaha.
40.	Guaranty of Payment Agreement dated July 28, 2000 among Paul J. Klaassen, Teresa M. Klaassen and Chevy Chase.
41.	Letter of Credit and Reimbursement Agreement dated May 1, 2001 by and between Karrington Operating Company, Inc. (“Karrington”) and First Union National Bank.

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42.	Guaranty Agreement dated May 1, 2001 between Sunrise Assisted Living, Inc. and First Union National Bank.
43.	Secured Promissory Note dated August 28, 2000 executed by Sunrise Napa Assisted Living Limited Partnership (“Sunrise Napa”) in favor of Tokai Bank of California (“Tokai Bank”) in the amount of $3,000,000.
44.	Loan Agreement dated August 28, 2000 between Sunrise Napa and Tokai Bank.
45.	Continuing Guaranty dated August 28, 2000 between Sunrise Assisted Living, Inc. and Tokai Bank.
46.	Promissory Note dated July 23, 1998 executed by AL Investments, L.L.C. (“AL Investments”) in favor of GMAC Commercial Mortgage Corporation (“GMAC”) in the amount of $11,700,000.
47.	Loan Agreement dated July 23, 1998 between AL Investments and GMAC, as guaranteed by Sunrise Development Inc. and Sunrise Assisted Living Management, Inc.
48.	Promissory Note dated April 30, 1997 executed by Kensington Cottages Corporation of America (“Kensington Cottages”) in favor of Liberty Savings Bank, FSB (“Liberty Savings”) in the amount of $27,600,000.
49.	Loan Agreement dated April 30,1997 between Kensington Cottages and Liberty Savings.
50.	Open-End Mortgage, Security Agreement and Fixture Filing dated April 30, 1997 between Kensington Cottages and Liberty Savings.
51.	Security Agreement dated April 30, 1997 between Kensington Cottages and Liberty Savings.
52.	Unconditional Guaranty dated April 30, 1997 between Karrington Health, Inc. and Liberty Savings.
53.	Promissory Note dated November 24,, 1997 executed by Karrington Operating Company in favor of Liberty Savings in the amount of $7,920,000.
54.	Construction Loan Agreement dated November 24, 1997 between Karrington Operating Company (“Karrington Opco”) and Liberty Savings.
55.	Unconditional Guaranty dated November 24, 1997 between Karrington Health Inc. and Liberty Savings.
56.	Promissory Note dated April 18, 1997 executed by Sunrise East Cobb Assisted Living Limited Partnership (“Sunrise East Cobb”) and GMAC Commercial Mortgage Corporation (“GMAC”) in the amount of $8,100,000.
57.	Loan Agreement dated April 18, 1997 executed by Sunrise East Cobb and GMAC.
58.	Repayment Guaranty Agreement dated April 18, 1997 between Sunrise Assisted Living, Inc. and GMAC.
59.	Promissory Note dated April 18, 1997 executed by Sunrise Ivey Ridge Assisted Living Limited Partnership (“Sunrise Ivey Ridge”) and GMAC in the amount of $8,625,000.
60.	Loan Agreement dated April 18, 1997 between Sunrise Ivey Ridge and GMAC.
61.	Repayment Guaranty Agreement dated April 18, 1997 between Sunrise Assisted Living, Inc. and GMAC.
62.	Promissory Note dated January 27, 1998 executed by Karrington Operating Company, Inc., in favor of Guaranty Federal Bank, F.S.B. (“Guaranty Federal”) in the amount of $6,900,000.
63.	Construction Loan Agreement dated January 27, 1998 between Karrington Operating Company, Inc. and Guaranty Federal.
64.	Note Modification Agreement dated September 28, 1999 among Sunrise Assisted Living, Inc., Karrington Operating Company, Inc. and Guaranty Federal.
65.	Second Modification Agreement dated January 27, 2001 among Sunrise Assisted Living, Inc., Karrington Operating Company, Inc. and Guaranty Federal (extend term to 1/27/02).
66.	Guaranty dated September 28, 1999 between Sunrise Assisted Living, Inc. and Guaranty Federal.
67.	Promissory Note dated December 16, 1997 executed by Karrington of Park Ridge, LLC (“Park Ridge”), in favor of Guaranty Federal in the amount of $13,200,000.
68.	Construction Loan Agreement dated January 27, 1998 between Park Ridge and Guaranty Federal.

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69.	Note Modification Agreement dated September 28, 1999 among Sunrise Assisted Living, Inc., Park Ridge and Guaranty Federal.
70.	Second Modification Agreement dated December 16, 2001 among Sunrise Assisted Living, Inc., Park Ridge and Guaranty Federal.
71.	Guaranty dated September 28, 1999 between Sunrise Assisted Living, Inc. and Guaranty Federal.
72.	Promissory Note in the amount of $19,781,000 between ADG on Sheepshead Bay, LLC (“Sheepshead Bay”) in favor of Fleet National Bank (“Fleet”).
73.	Building Loan Agreement, dated February 9, 1999 among Sheepshead Bay, Fleet and the Institutions from time to time party thereto as Lenders.
74.	Guaranty dated February 9, 1999 between Sunrise Assisted Living, Inc. and Fleet relating to Promissory Note between Sheepshead Bay and Fleet.
75.	Building Loan Agreement between Fleet National Bank, as Agent and Atlantic-Sunrise, LLC dated March 31, 2000
76.	Form of Guaranty Agreement dated June 29, 2001 between Sunrise Assisted Living, Inc. and Glaser delivered in connection with Promissory Notes dated June 29, 2001 issued by each of AL I/La Costa Senior Housing, LLC, AL I/Naperville Senior Housing, LLC, AL I/East Brunswick Senior Housing, LLC, AL I/Richmond Senior Housing, LLC, AL I/Norta Lynnbrook Senior Housing, LLC, AL I/ Stanford Senior Housing, LLC, and AL I/ Woodcliff Lake Senior Housing LLC to Glaser.
77.	Credit Agreement dated January 11, 2002 among Sunrise Assisted Living, Inc., Fleet National Bank and the Lenders (as defined therein)
78.	Term Note dated January 11, 2002 issued by Sunrise Assisted Living, Inc. and First Union National Bank in the amount of $15,000,000.
79.	Term Note dated January 11, 2002 issued by Sunrise Assisted Living, Inc. and Fleet National Bank in the amount of $52,000,000.
80.	Term Note dated January 11, 2002 issued by Sunrise Assisted Living, Inc. and Credit Suisse First Boston, Cayman Islands Branch in the amount of $25,000,000
81.	Guaranty dated January 11, 2002 among Fleet National Bank, Sunrise Assisted Living Investments, Inc. and the subsidiaries of Sunrise Assisted Living, Inc. named therein.
82.	Second Amendment to Limited Partnership Agreement of Sunrise at Gardner Park Limited Partnership dated December 26, 2001 between Sunrise Assisted Living Investments, Inc. Sunrise Partners Limited Partnership, William F. Carney and Clifford T. Hughes.
83.	Purchase and Sale Agreement dated November 23, 2001 between Sunrise Northshore Assisted Living Limited Partnership and Senior Housing Services, Inc.
84.	Deed of Trust Term Loan Note dated on February 10, 2000 issued by Sunrise Beach Cities Assisted Living, L.P. to LaSalle Bank National Association.
85.	Guaranty Agreement dated February 10, 2000 between Sunrise Assisted Living, Inc. and LaSalle Bank National Association for item 89.
86.	Financing Agreement dated May 18, 1993 between Housing Opportunities Commission of Montgomery County (Maryland) and Sunrise Village House, LLC.
87.	Form of Multifamily Note dated November 29, 2001 issued by each of Sunrise Smithtown Assisted Living, L.L.C. and Sunrise Sterling Canyon, A.L., L.L.C. to GMAC Commercial Mortgage Corporation.
88.	Performance Guaranty Agreement dated November 29, 2001 between Sunrise Assisted Living, Inc. and GMAC Commercial Mortgage Corporation relating to Smithtown Assisted Living, L.L.C.

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